Exhibit 99.4

LETTER TO ORIGINAL SUBSCRIBERS

[Campello Bancorp, Inc. Letterhead]

Dear Subscriber:

Thank you for your recent order of Campello Bancorp, Inc. common stock. As we previously announced, our independent appraiser has revised our appraisal and has determined that our organization s estimated pro forma market value has decreased. As a result, we have reduced our offering range to a minimum of 1,275,000 shares and an adjusted maximum of 1,983,750 shares. The price per share remains $10.00.

As stated in our Prospectus dated September 11, 2008, if our offering range decreased below 1,700,000 shares we would be required to resolicit all subscribers who ordered shares during the original offering. As a result, we canceled all orders in December. Subscribers who remitted a check as payment were mailed a refund check, including interest. Withdrawal authorizations from The Community Bank deposit account(s) were canceled and the funds, along with accrued interest, remain in the account(s), unless the accountholder later withdrew the funds.

In connection with the resolicitation, subscribers who previously submitted an order during the original offering period now have the opportunity to place new orders to purchase Campello Bancorp, Inc. common stock. THIS RESOLICITATION OPPORTUNITY IS BEING GIVEN TO YOU BECAUSE YOU SUBMITTED A VALID ORDER DURING THE ORIGINAL SUBSCRIPTION OFFERING PERIOD.

Information regarding the amended offering range is set forth in the enclosed amended and restated Prospectus dated                 , 2009. Please read the amended and restated Prospectus dated                 , 2009 carefully before deciding whether to place a new order for our common stock. A Supplemental Order Form is also enclosed. The price per share is $10.00, and no sales commission will be charged. Supplemental Order Forms must be received (not postmarked), with full payment, by 12:00 noon, Massachusetts time, on                 , 2009. REMEMBER, YOUR ORIGINAL STOCK ORDER IS NO LONGER EFFECTIVE. IF YOU WISH TO PARTICIPATE IN THIS OFFERING, YOU MUST COMPLETE AND SUBMIT THE SUPPLEMENTAL ORDER FORM WITH FULL PAYMENT BY THE OFFERING DEADLINE. If you wish to order common stock registered in a manner that differs from your original order, please call the Stock Information Center promptly for guidance and to receive an additional order form for that purpose.

Again, thank you for your interest in Campello Bancorp, Inc. If you have any questions, please refer to the amended and restated Prospectus dated                 , 2009 or you may call our Stock Information Center at 1-(866) 936-6150 from 10:00 a.m. to 4:00 p.m. Massachusetts time, Monday through Friday, or visit us at our main office, 1265 Belmont Street, Brockton, MA 02301. The Stock Information Center is closed on weekends and bank holidays.

Sincerely,

David W. Curtis
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the amended and restated Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency or by the Share Insurance Fund.

S

LETTER TO FRIENDS

[The Community Bank Letterhead]

NAME ADDRESS STATE CITY ZIP

Dear Friend:

In September 2008, you may have received materials related to the initial public offering of Campello Bancorp, Inc. common stock. The original stock offering period expired in November 2008. As we previously announced, our independent appraiser has revised our appraisal and has determined that our organization s estimated pro forma market value has decreased. As a result, we have reduced our offering range to a minimum of 1,275,000 shares and an adjusted maximum of 1,983,750 shares. The price per share remains $10.00.

As stated in our Prospectus dated September 11, 2008, since our offering range decreased below 1,700,000 shares, we are required to resolicit all subscribers who ordered shares during the original offering period. During this offering period, which has commenced to accommodate that resolicitation, shares of our common stock are also being offered for sale to the general public. All shares subscribed for in the offering will be sold at a purchase price of $10.00 per share. No commission will be charged to purchasers in this stock offering. THE OFFERING DEADLINE IS 12:00 NOON, MASSACHUSETTS TIME, ON                 , 2009.

You may receive a copy of the amended and restated Prospectus dated                 , 2009 and a Community Order Form by calling the Campello Bancorp, Inc. Stock Information Center at 1-(866) 936-6150 from 10:00 a.m. to 4:00 p.m. Monday through Friday, or visit us at our main office, 1265 Belmont Street, Brockton, MA 02301. The Stock Information Center is closed on weekends and bank holidays. Please request an offering package as soon as possible, in order to have sufficient time to submit a Community Order Form and payment, so that they are received by us by the offering deadline.

Sincerely,

David W. Curtis
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the amended and restated Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency or by the Share Insurance Fund.

F

LETTER TO POTENTIAL INVESTOR

[Campello Bancorp, Inc. letterhead]

Note: This letter is for call-ins

Dear Potential Investor:

I am pleased to tell you about an opportunity to invest in Campello Bancorp, Inc., our new bank holding company. Campello Bancorp, a Massachusetts mutual holding company, currently owns 100% of the common stock of The Community Bank, a Massachusetts Co-operative Bank headquartered in Brockton, Massachusetts. Campello Bancorp, Inc. is offering its common stock for sale at a price of $10.00 per share. No commission will be charged to purchasers in this stock offering.

Enclosed is an amended and restated Prospectus dated                 , 2009. Before making an investment decision, please review it carefully. If you are interested in purchasing shares of Campello Bancorp, Inc. common stock, complete the enclosed Community Order Form and return it, with full payment, in the enclosed Order Reply Envelope. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Order Forms must be received (not postmarked) by 12:00 noon, Massachusetts time, on                 , 2009.

If you have questions regarding the offering, please refer to the amended and restated Prospectus dated                 , 2009 or you may call our Stock Information Center at 1-(866) 936-6150, from 10:00 a.m. to 4:00 p.m. Monday through Friday. Our Stock Information Center is at our main office, 1265 Belmont Street, Brockton, MA 02301 and is closed on weekends and bank holidays.

Sincerely,

David W. Curtis
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the amended and restated Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency or by the Share Insurance Fund.

I

STIFEL NICOLAUS “BROKER DEALER” LETTER

[Stifel Nicolaus Letterhead]

Dear Sir/Madam:

At the request of Campello Bancorp, Inc., we are enclosing materials regarding the offering of shares of Campello Bancorp, Inc. common stock. Included in this package is an amended and restated Prospectus dated                 , 2009. We encourage you to read the enclosed information carefully, including the Risk Factors section of the Prospectus.

Stifel, Nicolaus & Company, Inc. has been retained by Campello Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the amended and restated Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency or by the Share Insurance Fund.

INFORMATIONAL MEETING INVITATION

[included in all mailing packages]

[Campello Bancorp, Inc. LOGO]

You’re Invited!

To a Stock Offering

Informational Meeting

You are cordially invited to an Informational Meeting to learn more about the offering of Campello Bancorp, Inc. common

stock and the business focus of The Community Bank.

Senior executives of The Community Bank will present information and answer your questions.

DATE

TIME

PLACE

ADDRESS

(directions)

FOR RESERVATIONS, PLEASE CALL

Campello Bancorp, Inc.

Stock Information Center

1-(866) 936-6150,

From 10:00 a.m. to 4:00 p.m. Massachusetts time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the amended and restated Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency or by the Share Insurance Fund.

LOCAL TOMBSTONE NEWSPAPER ADVERTISEMENT

[Optional]

[Campello Bancorp, Inc. LOGO]

(Holding Company for The Community Bank)

UP TO 1,725,000 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Campello Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Campello Bancorp, Inc. without sales commissions or fees, during the offering period.

This offering expires at 12:00 noon on                 , 2009.

To receive a copy of the amended and restated Prospectus dated

                , 2009 and stock order form,

You may call our Stock Information Center at 1-(866) 936-6150,

From 10:00 a.m. to 4:00 p.m. Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the amended and restated Prospectus. The shares of common stock are not savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency or by the Share Insurance Fund.

LOCAL TOMBSTONE/MEETING NEWSPAPER ADVERTISEMENT

[Optional]

[Campello Bancorp, Inc. LOGO]

(Holding Company for The Community Bank)

UP TO 1,725,000 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Campello Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Campello Bancorp, Inc., without sales commissions or fees, during the offering period.

You Are Cordially Invited ....

To an informational meeting to learn about the offering of Campello Bancorp, Inc. common stock and the business focus of The Community Bank.

DATE/TIME

LOCATION NAME

Address

Street

City State

(directions)

To make a reservation or to receive an amended and restated Prospectus dated                 , 2009 and stock order form, you may call our Stock Information Center at 1-(866) 936-6150, from 10:00 a.m. to 4:00 p.m. Monday through Friday, or visit us at our main office, 1265 Belmont Street, Brockton, MA 02301. The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 12:00 NOON ON                 , 2009.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the amended and restated Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency or by the Share Insurance Fund.

COMMUNITY STOCK ORDER FORM

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS
SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS

Campello BANCORP INC

Stock Information Center
1265 Belmont Street
Brockton, MA 02301
1-(866)936-6150

For Internal Use Only

BATCH #________ ORDER #________ CATEGORY #________

REC'D ______________ O ______________ C ______________

ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Massachusetts time, on __________, 2009. Stock Order Forms may be delivered by using the enclosed postage paid envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. The Stock Information Center is located at our main office, 1265 Belmont Street, Brockton, MA 02301. You may NOT deliver this form to any other The Community Bank office. Please read important instructions on the reverse side of this form. Faxes or copies of this form are not required to be accepted.

(1) Number of Shares

(1) Number of Shares		Price Per Share	(2) Total Payment Due
	X	$10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 62,000 ($620,000). See instructions on reverse side.

(3) Method of Payment – Check or Money Order

Enclosed is a check or money order payable to **Campello Bancorp, Inc.** in the amount of:

$ .00

Wire transfers will not be accepted. Checks and money orders will be cashed upon receipt. ***The Community Bank line of credit checks and third party checks may not be remitted as payment.***

(4) Method of Payment – Deposit Account Withdrawal

The undersigned authorizes withdrawal from The Community Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available within the account(s) listed at the time this form is received. The Community Bank IRA and deposit accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	*The Community Bank Deposit Account Number(s)*	*Withdrawal Amounts*
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

(5) Purchaser Information

Community Offering. Check the *one* box that applies to the purchaser(s) listed in Section 9:

a. ☐ Purchasers who reside in our community (as defined on page 5 of the amended and restated Prospectus dated _____, 2009).

b. ☐ You are placing an order in the Community Offering, but (a) does not apply.

(6) Management and Employees (Check a box, if applicable)

Check if you are a The Community Bank or Campello Bancorp:

☐ Director ☐ Corporator ☐ Officer ☐ Employee ☐ Member of the immediate family of director, corporator, officer or employee.

(immediate family, as defined on the reverse side of this form)

(7) Maximum Purchaser Identification

☐ Check here if you, individually or with others (See Section 8), are subscribing for the maximum allowable purchase and you would like to be contacted with an opportunity to purchase more shares if the maximum purchase limitation is increased. See Section 1 of the Stock Order Form Instructions.

(8) Associates/Acting in Concert

☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you

Name(s) listed in Section 9 on other Stock Order Forms	*Number of shares ordered*	*Name(s) listed in Section 9 on other Stock Order Forms*	*Number of shares ordered*

(9) Stock Registration

The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials.

First Name, Middle Initial, Last Name ______________ Reporting SSN/Tax ID No. ______________

First Name, Middle Initial, Last Name ______________ SSN/Tax ID No. ______________

Street ______________ Daytime Phone Number **(important)** ______________

City **(important)** ______ State ______ Zip ______ County **(important)** ______ Evening Phone Number **(important)** ______________

(10) Form of Stock Ownership

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ UniformTransfer to Minors Act *(for reporting SSN, use Minor's)*

☐ Corporation/Partnership ☐ Other______________________

FOR SELF-DIRECTED ACCOUNT TRUSTEE USE ONLY

☐ IRA

SSN of Beneficial Owner: _______-_______-_________

(11) Acknowledgment and Signature

I understand that, to be effective, this Stock Order Form must be received by Campello Bancorp, Inc. by 12:00 noon, Massachusetts time, on ___________, 2009, otherwise, this Community Stock Order Form will be void. I agree that after receipt by Campello Bancorp, Inc., this Community Stock Order Form may not be modified or canceled without Campello Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. **Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, and (2) I am not subject to backup withholding tax [cross out (2) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured and is not guaranteed by Campello Bancorp, Inc. or The Community Bank or by any government or by the Share Insurance Fund. I further certify that, before purchasing the common stock of Campello Bancorp, Inc., I received the amended and restated Prospectus dated ___________________, 2009.**

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Campello Bancorp, Inc. and describes, in the Risk Factors section beginning on page 16 of the amended and restated Prospectus dated _________, 2009, the risks involved in the investment in this common stock, including but not limited to the following:

1. Our Loans Are Concentrated to Borrowers in Our Market Area. Economic Conditions in Our Market Area Have Deteriorated As a Result of the National Recession. Such Deterioration has Adversely Affected Our Results of Operations and Financial Condition as Borrowers' Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases.
2. A Deterioration of Our Current Non-performing Loans or An Increase In The Number of Non-performing Loans May Have An Adverse Effect On Our Operations.
3. If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.
4. Our Focus on Construction Lending Could Expose Us to Risks Not Associated With Other Types of Lending.
5. Because We Intend to Increase Our Commercial Real Estate and Commercial and Industrial Loan Originations, Our Lending Risk Will Increase and Downturns in the Real Estate Market or Local Economy Could Adversely Affect Our Earnings.
6. Future Changes in Interest Rates Could Reduce Our Profits.
7. In Our Most Recently Completed Fiscal Year and For the Six Months Ended October 31, 2008, Our Return on Equity Ratio and Return On Assets Ratio Decreased, and Were Lower than that of Other Publicly Traded Savings Institutions.
8. Strong Competition Within Our Market Area May Limit Our Growth and Profitability.
9. Our Funding Sources May Prove Insufficient to Replace Deposits at Maturity and Support our Future Growth.
10. We are Subject to Extensive Government Regulation and Supervision, which May Increase in the Future.
11. We Rely on Our Management Team for the Successful Implementation of our Business Strategy.
12. The Future Price of the Shares of Common Stock May be Less Than the Purchase Price in the Offering.
13. There May Be a Limited Market for Our Common Stock, Which May Lower Our Stock Price.
14. The Appraisal of the Estimated Pro Forma Market Value of our Common Stock Has Been Updated and Lowered. The Lowered Appraisal Reflects the Number of Shares Subscribed For in the Original Offering as Well as the Recent Performance of Financial Institutions' Stocks.
15. Our Failure to Utilize Effectively the Net Proceeds of the Offering Could Reduce Our Return on Stockholders' Equity.
16. The Ownership Interest of Management and Employees Could Enable Insiders to Prevent a Merger That May Provide Stockholders a Premium for Their Shares.
17. The Implementation of a Stock-Based Benefit Plan May Dilute Your Ownership Interest and Will Increase our Compensation Expense. The Implementation of Such a Plan More than One Year Following the Offering May Increase the Dilution and the Expense and May Increase the Ownership Percentage of our Management and Employees.
18. Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Profitability and Stockholders' Equity.
19. Various Factors May Make Takeover Attempts More Difficult to Achieve.
20. To Satisfy Our New Public Reporting Requirements and Address Our Existing Material Weakness in Internal Control over Financial Reporting, We Will Need to Improve Our Existing and Implement New Finance and Accounting Systems, Procedures and Controls, Which Will Increase our Operating Expenses and Place Demands on our Management. If These Efforts Are Not Successful, Our Internal Control Over Financial Reporting May Not Be Effective.
21. The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and May Cause A Net Loss in Fiscal 2009.
22. Our Contribution to the Charitable Foundation May Not Be Tax Deductible, Which Could Reduce Our Profits.
23. The Distribution of Subscription Rights Could Have Adverse Income Tax Consequences.

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) (Date) Signature (title, if applicable) (Date)

QUESTIONS? Call our Stock Information Center, at 1 - (866) 936-6150, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Massachusetts time.

Campello Bancorp, Inc.
Community Stock Order Form Instructions

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares you wish to purchase and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual or by individuals is 62,000 shares ($620,000). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 62,000 shares ($620,000), in all categories of the offering, combined. Please see the amended and restated Prospectus dated ____________, 2009 section entitled "The Conversion and Offering – Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to Campello Bancorp, Inc. These will be cashed immediately upon receipt, so the funds remitted by personal check must be available within the account when your Stock Order Form is received. We will not accept wire transfers. The Community Bank line of credit checks, or third party checks (including those payable to you and endorsed to Campello Bancorp) may not be remitted. Interest on your funds will be earned at The Community Bank's passbook savings rate until the offering is completed. After receipt of this order, it may not be modified or canceled without Campello Bancorp, Inc.'s consent.

Section (4) – Payment by Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from The Community Bank deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you -- they will be unavailable to you for withdrawal during the stock offering. The funds will continue to earn interest within the account(s) at the applicable contractual deposit account rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a certificate of deposit account held at The Community Bank. **Note that you may NOT designate for direct withdrawal The Community Bank deposit accounts with check-writing privileges. Submit a check instead. If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). You may authorize withdrawal from all types of savings accounts and certificate of deposit accounts. You may not designate individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible - preferably at least two weeks before the ____________, 2009 offering deadline.**

Section (5) – Purchaser Information. Orders received from eligible subscribers, provided such persons subscribed for shares of common stock in the original offering, will take preference over orders placed in the Community Offering. Boxes (a) and (b) refer to the **Community Offering.** See "The Conversion and Offering" section of the amended and restated Prospectus dated ____________, 2009 for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an over subscription.

Section (6) – Management and Employees. Check a box, if applicable. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, corporator, officer or employee.

Section (7) – Check the box, if applicable. **If you check the box but have <u>not</u> subscribed for the maximum amount, you will not have an opportunity to purchase more shares.**

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. Please see the amended and restated Prospectus dated ____________, 2009 section entitled "The Conversion and Offering – Limitations on Common Stock Purchases" for more information regarding the definition of "associate" and "acting in concert."

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. **NOTE FOR FINRA MEMBERS (Formerly NASD):** If you are a member of the Financial Industry Regulatory Authority ("FINRA"), formerly the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr.", "Mrs.", etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. The standard abbreviation for custodian is "CUST", while the Uniform Transfer to Minors Act is "UTMA", followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA MA (list only the minor's social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes.

Buying Stock in a Self-Directed IRA – *(for trustee/broker use only)* Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes.

Section (11) – Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the amended and restated Prospectus dated ____________, 2009 carefully before making an investment decision. **Deliver your completed Stock Order Form, with full payment and/or withdrawal authorization, so that it is received (not postmarked) by Campello Bancorp, Inc. by 12:00 noon, Massachusetts time, on ____________, 2009.** We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A postage paid envelope has been included for your convenience. **OVERNIGHT DELIVERY can be made to the Stock Information Center, which is located at our main office, 1265 Belmont Street, Brockton, MA 02301. You may also hand deliver to this location. Please do not deliver Stock Order Forms to any other The Community Bank office.**

QUESTIONS? Call our Stock Information Center, at 1 - (866) 936 - 6150, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Massachusetts time.

9